Exhibit 99.1

Union Bankshares Corporation to Release Third Quarter 2018 Results

Richmond, Va., October 8, 2018 - Union Bankshares Corporation today announced that it will release third quarter 2018 results before the market opens on Wednesday, October 17, 2018.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Daylight Time on Wednesday, October 17, 2018.

To listen to the call, please use one of the following telephone numbers.
Participant Toll-Free Dial-In Number:     (877) 668-4908
Participant International Dial-In Number:     (973) 453-3058

The conference ID is: 8775497

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 140 branches, 7 of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 200 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Non-bank affiliates of the holding company include: Old Dominion Capital Management, Inc. and Dixon, Hubard, Feinour, & Brown, which both provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Contact: Bill Cimino (804) 448-0937, VP and Director of Investor Relations